                                                                   EXHIBIT 99.2
                              AUTHORIZATION FORM

                         IMPAC MORTGAGE HOLDINGS, INC.
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

  Record Owners who select either or both the Dividend Reinvestment and/or the Optional Cash Payment feature of the Plan must complete an Authorization Form. Beneficial Owners who wish to participate in the Dividend Reinvestment feature of the Plan must contact their broker, bank or other nominee. Brokers, banks or other nominees whose shares are held by a major depository institution should then contact that institution to participate in the Dividend Reinvestment feature of the plan on behalf of the Beneficial Owner. Beneficial Owners who wish to participate in the Optional Cash Payment feature of the Plan must contact their broker, bank or other nominee who should complete a Broker and Nominee Form for the Beneficial Owner. The Beneficial Owner must also complete an Authorization Form. Both forms must be completed and submitted together to the Plan Administrator with an optional cash payment to take advantage of the Optional Cash Payment feature.

  I hereby appoint Boston EquiServe, L.P. (or any successor) (the "Plan Administrator") as my agent to receive cash dividends that may hereafter become payable to me on shares of Common Stock of Impac Mortgage Holdings, Inc. (the "Company") registered in my name as set forth below, and authorize the Plan Administrator to apply such dividends, together with any optional cash payments I may properly make, to the purchase of full shares and fractional interests in shares of the Company's Common Stock. I wish to participate in the Dividend Reinvestment and Stock Purchase Plan for the purchase of whole and fractional shares of Common Stock ("Shares") of Impac Mortgage Holdings, Inc. as follows:

  Indicate selection by placing an "X" in the appropriate box(es) (note: you cannot select both the first and second boxes)

  [_] FULL DIVIDEND REINVESTMENT. I want to reinvest dividends on all Shares now or hereafter registered in my name and on all Shares held for me by the Plan Administrator. I may also make optional cash deposits.

  [_] PARTIAL DIVIDEND REINVESTMENT. I want to reinvest cash dividends on
    only         Shares registered in my name and want my cash dividends on the rest of my Shares. I understand that dividends on all Shares held for me by the Plan Administrator will be reinvested. I may also make optional cash deposits.

  [_] OPTIONAL CASH PAYMENTS ONLY. I want to make an optional cash deposit. I understand that dividends on all Shares held for me by the Plan
    Administrator will be reinvested. My check in the amount of $         is
    enclosed.

  My participation is subject to the provisions of the Plan as set forth in the Prospectus relating to the Shares offered pursuant to the Plan and I may revoke this authorization by notifying the Plan Administrator, in writing, of my termination.

-------------------------------------     -------------------------------------
Social Security or Tax I.D. No.           Date


-------------------------------------     -------------------------------------
Print Name(s) of Registered Owners        Signature(s) of Registered Owners

  Make checks payable to: BOSTON EQUISERVE IMPAC MORTGAGE HOLDINGS, INC. DRIP

    Mailing Address: Boston Equiserve, L.P.
                     Dividend Reinvestment Unit
                     P.O. Box 8040
                     Boston, Massachusetts 02266-8040
1443-DRP2-98

                            BROKER AND NOMINEE FORM


TO BE USED ONLY BY STOCKHOLDERS ALL OF WHOSE SHARES ARE IN NOMINEE OR STREET NAME AND WISH TO MAKE OPTIONAL CASH PAYMENTS

Name of Broker or Nominee Holding Shares for Stockholder:

-------------------------------------------------------------------------------

Number of Shares held by Broker or Nominee_____________________________________

I wish to make optional cash payments to the Plan. My check in the amount of
$    is enclosed. My Plan account is to be maintained as follows (PLEASE
PRINT):

-------------------------------------------------------------------------------
Name                         Street           City           State     Zip Code

-------------------------------------     -------------------------------------
Social Security/Tax I.D. No.              Date

I HEREBY CERTIFY THAT I AM THE OWNER OF THE SHARES OF IMPAC MORTGAGE HOLDINGS, INC. INDICATED ABOVE.

                                          -------------------------------------
                                                        Signature
                                          (To be executed by broker, bank or
                                          other nominee for Beneficial Owner)

IF ADDRESS IS NOT PROPERLY SHOWN, PLEASE CORRECT BEFORE RETURNING.

THIS IS NOT A PROXY.

1443-DRP2-98